Midas, Inc. and Subsidiaries



MIDAS, INC.
"MDS"
(Delaware)
Midas International Corporation
"MIC"
(Delaware)
SpeeDee Worldwide Corporation
(Delaware)
Cosmic Holdings LLC
(Delaware)
COSSI Holdings, LLC
(Delaware)
SpeeDee Worldwide Realty
Corporation
(Delaware)
Midas Illinois Inc.
(Illinois)
Midas Canada Holdings Limited
(Canada)
Midas Canada, Inc.
(Canada)
Midas Realty Corporation
of Canada, Inc.
(Canada)
Midas Realty
Corporation ("MRC")
(Delaware)
Midas Properties, Inc.
(New York)
Muffler Corporation
of America
(Illinois)
Midas International Corporation
(Wyoming)
Progressive Automotive Systems, Inc.
(Delaware)
Progressive Automotive Systems
Canada, Inc.
(Ontario)